Exhibit 3

                        TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate-Backed Trust Certificates, Series 2001-14 21988G791

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending April 30, 2002.

INTEREST ACCOUNT
Balance as of October 30, 2001 .................................           $0.00
         Scheduled Income received on securities ...............   $1,794,749.69
         Unscheduled Income received on securities .............           $0.00

LESS:
         Distribution to Holders ...............................  -$1,794,749.69
         Distribution to Depositor .............................          -$0.00
         Balance as of April 30, 2002 ..........................           $0.00

PRINCIPAL ACCOUNT
Balance as of October 30, 2001 .................................           $0.00
         Scheduled Principal payment received on securities ....           $0.00
LESS:
         Distribution to Holders ...............................           $0.00
Balance as of April 30, 2002 ...................................           $0.00

                 UNDERLYING SECURITIES HELD AS OF April 30, 2002

         Principal
         Amount                              Title of Security
         ------                              -----------------
         $6,500,000                 Georgia-Pacific Corporation
                                    8.25% Debentures due March 1, 2023
                                    CUSIP:373298BJ6

         $35,400,000                Georgia-Pacific Corporation
                                    8.625% Debentures due April 30, 2025
                                    CUSIP:373298BL1

         U.S Bank Trust National Association, as Trustee